                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                                   AS "BUYER"

                            SAND HILL ADVISORS, INC.
                                  THE "COMPANY"

                                       AND

                THE STOCKHOLDERS OF THE COMPANY IDENTIFIED HEREIN










                            DATED AS OF JUNE 9, 2000

                            ASSET PURCHASE AGREEMENT

                                      INDEX


                                                                                                                PAGE

SECTION 1.               SALE OF THE COMPANY'S ASSETS AND OBLIGATIONS.............................................2
              1.2        Purchase Price Due at Closing............................................................3
              1.3        Contingent Purchase Price................................................................3
              1.4        Time and Place of Closing................................................................7
              1.5        Further Assurances.......................................................................7
              1.6        Transfer Taxes...........................................................................7
              1.7        Price Allocations........................................................................7

SECTION 2.               POST-CLOSING TRANSACTIONS................................................................7
              2.1        Post-Closing Transactions................................................................7

SECTION 3.               REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE COMPANY................8
              3.1        Making of Representations and Warranties.................................................8
              3.2        Organization and Qualification of the Company............................................8
              3.3        Capitalization; Beneficial Ownership.....................................................8
              3.4        Subsidiaries.............................................................................9
              3.5        Authority of the Company.................................................................9
              3.6        Real and Personal Property..............................................................10
              3.7        Assets Under Management.................................................................10
              3.8        Financial Statements....................................................................11
              3.9        Taxes...................................................................................12
              3.10       Collectibility of Accounts Receivable...................................................14
              3.11       Absence of Certain Changes..............................................................14
              3.12       Ordinary Course.........................................................................16
              3.13       Banking Relations.......................................................................16
              3.14       Intellectual Property...................................................................16
              3.15       Contracts...............................................................................17
              3.16       Litigation..............................................................................19
              3.17       Compliance with Laws....................................................................19
              3.18       Insurance...............................................................................20
              3.19       Powers of Attorney......................................................................20
              3.20       Finder's Fee............................................................................20
              3.21       Business; Registrations.................................................................20
              3.22       Corporate Records; Copies of Documents..................................................21
              3.23       Transactions with Interested Persons....................................................21
              3.24       Employee Benefit Programs...............................................................22
              3.25       List of Directors, Officers and Employees...............................................24
              3.26       Non-Foreign Status......................................................................25
              3.27       Transfer of Shares or Interests.........................................................25
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                                       (i)

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              3.28       Stock Repurchase........................................................................25
              3.29       Code of Ethics..........................................................................25
              3.30       Hart-Scott-Rodino Representation........................................................25

SECTION 4.               SEVERAL REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS..................................25
              4.1        Company Shares..........................................................................25
              4.2        Authority...............................................................................26
              4.3        Ownership of Company Interests..........................................................26
              4.4        Finder's Fee............................................................................26
              4.5        Investment Advisory Representation......................................................26
              4.6        Agreements..............................................................................27
              4.7        Employment Data.........................................................................27
              4.8        Good Health.............................................................................27

SECTION 5.               COVENANTS OF THE SELLERS................................................................27
              5.1        Making of Covenants and Agreements......................................................27
              5.2        Client Consents.........................................................................27
              5.3        Authorizations..........................................................................28
              5.4        Authorization from Others...............................................................28
              5.5        Conduct of Business.....................................................................28
              5.6        Financial Statements....................................................................29
              5.7        Preservation of Business and Assets.....................................................29
              5.8        Observer Rights and Access..............................................................30
              5.9        Notice of Default.......................................................................30
              5.10       Consummation of Agreement...............................................................30
              5.11       Cooperation of the Sellers..............................................................30
              5.12       No Solicitation of Other Offers.........................................................30
              5.13       Confidentiality.........................................................................31
              5.14       Tax Returns.............................................................................31
              5.15       Policies and Procedures.................................................................31
              5.16       Subsidiaries; Investments in Other Persons..............................................31
              5.17       Company's Capital Stock.................................................................31
              5.18       Employee Programs.......................................................................32

SECTION 6.               REPRESENTATIONS AND WARRANTIES OF BUYER.................................................32
              6.1        Making of Representations and Warranties................................................32
              6.2        Organization of Buyer...................................................................32
              6.3        Authority of Buyer......................................................................32
              6.4        Litigation..............................................................................33
              6.5        Finder's Fee............................................................................33
              6.6        Exchange Act Filings....................................................................33
              6.7        Compliance with Laws....................................................................33


                                      (ii)

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

SECTION 7.               COVENANTS OF BUYER......................................................................33
              7.1        Making of Covenants and Agreement.......................................................33
              7.2        Confidentiality.........................................................................33
              7.3        Cooperation of Buyer....................................................................34
              7.4        Authorizations..........................................................................34

SECTION 8.               CONDITIONS TO THE OBLIGATIONS OF BUYER..................................................34
              8.1        Litigation; No Opposition...............................................................34
              8.2        Representations, Warranties and Covenants...............................................34
              8.3        Advisory Contract Consents..............................................................35
              8.4        Registration as an Investment Adviser...................................................36
              8.5        Other Approvals.........................................................................36
              8.6        Employment Agreements...................................................................36
              8.7        Non-Competition/Non-Solicitation Agreements.............................................36
              8.8        Working Capital and Cash................................................................36
              8.9        Delivery................................................................................37
              8.10       Material Adverse Change.................................................................38

SECTION 9.               CONDITIONS TO OBLIGATIONS OF THE SELLERS................................................38
              9.1        No Litigation; No Opposition............................................................38
              9.2        Representations, Warranties and Covenants...............................................38
              9.3        Advisory Client Consent.................................................................38
              9.4        Registration Rights Agreement...........................................................39
              9.5        Delivery................................................................................39

SECTION 10.              TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.............................................39
              10.1       Termination.............................................................................39
              10.2       Effect of Termination...................................................................40
              10.3       Right to Proceed........................................................................40

SECTION 11.              RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING............................................40
              11.1       Survival of Representations, Warranties and Covenants...................................40
              11.2       Regulatory Filings......................................................................41

SECTION 12.              INDEMNIFICATION.........................................................................41
              12.1       Indemnification by the Sellers..........................................................41
              12.2       Limitations on Indemnification by the Sellers...........................................41
              12.3       Indemnification by the Buyer............................................................42
              12.4       Limitation on Indemnification by the Buyer..............................................42
              12.5       Notice; Defense of Claims...............................................................42
              12.6       Satisfaction of the Sellers' Indemnification Obligations................................43

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                                      (iii)

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

SECTION 13.              DEFINITIONS.............................................................................44
              13.1       Definitions.............................................................................44

SECTION 14.              MISCELLANEOUS...........................................................................49
              14.1       Fees and Expenses.......................................................................49
              14.2       Dispute Resolution......................................................................50
              14.3       Waivers.................................................................................50
              14.4       Governing Law...........................................................................50
              14.5       Notices.................................................................................50
              14.6       Entire Agreement........................................................................51
              14.7       Assignability; Binding Effect...........................................................51
              14.8       Captions and Gender.....................................................................52
              14.9       Execution in Counterparts...............................................................52
              14.10      Amendments..............................................................................52
              14.11      Publicity and Disclosures...............................................................52
              14.12      Consent to Jurisdiction.................................................................52



                                      (iv)

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

EXHIBITS

Exhibit 1.3                 --           Sample Payment Calculation
Exhibit 5.2                 --           Form of Client Consent
Exhibit 8.6                 --           Form of Employment Agreement
Exhibit 8.7                 --           Form of Non-Competition/Non-Solicitation Agreement
Exhibit 8.9(f)              --           Form of Opinion of Counsel to the Sellers
Exhibit 8.9(g)              --           Transferor's Certificate of Non-Foreign Status
Exhibit 9.4                 --           Form of Registration Rights Agreement
Exhibit 9.5(f)              --           Form of Opinion of Counsel to the Buyer


SCHEDULES
Schedule 1.1(a)              --           Transferred Assets
Schedule 1.1(b)              --           Assumed Obligations
Schedule 1.1(c)             --           Excluded Assets and Excluded Obligations
Schedule 1.7                --           Purchase Price Allocation
Schedule 3.3(a)             --           Options; Rights to Purchase
Schedule 3.3(b)             --           Company Capitalization; Voting Agreements
Schedule 3.4                --           Subsidiaries
Schedule 3.5                --           Approvals; Waivers
Schedule 3.6(a)             --           Real Property
Schedule 3.6(b)             --           Personal Property
Schedule 3.7                --           Advisory Contracts; Assets Under Management
Schedule 3.8                --           Financial Statements
Schedule 3.9                --           Taxes
Schedule 3.10               --           Accounts Receivable
Schedule 3.11               --           Adverse Changes
Schedule 3.13               --           Banking Relations
Schedule 3.14               --           Intellectual Property
Schedule 3.15               --           Contracts; Commitments
Schedule 3.18               --           Insurance
Schedule 3.21(a)            --           Clients
Schedule 3.21(b)            --           Investment Adviser Qualification
Schedule 3.23               --           Related Party Transactions
Schedule 3.24               --           Employee Benefits
Schedule 3.25(a)            --           Directors and Officers; Certain Employees
Schedule 3.25(b)            --           Employment Agreements
Schedule 3.27               --           Share Transfers
Schedule 3.28               --           Repurchases
Schedule 3.29               --           Trading Violations
Schedule 4.5                --           Charitable Organizations
Schedule 4.7                --           Employment Data
Schedule 5.5                --           Conduct of Business; Exceptions
Schedule 6.3                --           Buyer Approvals; Waivers


                                       (v)

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 9, 2000, by and among Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Buyer"), Sand Hill Advisors, Inc., a California corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (the "Stockholders" and each individually, a "Stockholder"). The Company and the Stockholders shall collectively be known as the "Sellers," and each individually, as a "Seller." All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in
Section 13.1 hereof.

                               W I T N E S S E T H

         WHEREAS, the Company is engaged in the business of providing investment management and advisory services to accounts of certain institutional and individual investors;

         WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of One Hundred Seventy-Four Thousand Two Hundred Thirty (174,230) shares of the Company's Common Stock;

         WHEREAS, the Buyer is seeking to build a financial services business focused on high net worth individuals and selected institutions in select regions of the country and believes that the acquisition of the business conducted by the Company would further its business plan in this regard and would provide synergies which would benefit both parties to this transaction;

         WHEREAS, the parties hereto desire to enter into this agreement providing for the purchase by the Buyer of the assets and liabilities of the Company;

         WHEREAS, in order to induce the Buyer to enter into this Agreement, and in order to receive the benefits that will accrue to them if the Buyer purchases the assets and liabilities described above, the Sellers have agreed to make certain representations, warranties and covenants as set forth herein; and

         WHEREAS, Buyer intends to contribute the assets and liabilities acquired hereunder to a wholly-owned subsidiary of the Buyer which would continue the investment management business of the Company.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        SALE OF THE COMPANY'S ASSETS AND OBLIGATIONS.

         1.1 SALE, TRANSFER AND ASSUMPTION OF ASSETS AND OBLIGATIONS. Effective upon the satisfaction or waiver of the conditions set forth in Section 8 and 9 hereof and completion of the other actions required pursuant to Section 2.1 hereof:

                  (a) TRANSFER OF ASSETS. The Company shall sell, assign and transfer to the Buyer at the Closing in exchange for the consideration described in Sections 1.2 and 1.3 hereof and the Buyer's assumption of the Assumed Obligations all of the Company's right, title and interest in and to all of the Transferred Assets, free and clear of all liens and encumbrances, except as set forth in Schedule 3.6(b) hereto and minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of the Transferred Assets, taken as a whole, or interfere with the present or proposed uses thereof or the business of the Company or, after giving effect to the Closing, the Buyer.

                  (b) ASSUMPTION OF OBLIGATIONS. In partial consideration of the transfer of the Transferred Assets made pursuant to Section 1.1(a), the Buyer hereby assumes from the Company, and the Company hereby assigns and transfers to the Buyer, all the Assumed Obligations. The Buyer shall, from and after the effectiveness of such assignment and assumption, pay, discharge or perform when due in the ordinary course, all the Assumed Obligations. The parties hereto shall execute and deliver acceptances and assumptions by the Buyer reasonably required in connection with all assignments of contracts, agreements, obligations and leases hereunder.

                  (c) EXCLUSIONS. Notwithstanding anything herein to the contrary, this Agreement shall not effect any sale, transfer, assignment, or assumption of any of the Excluded Assets or Excluded Obligations, each of which shall remain the rights or obligations, as the case may be, of the Company.

                  (d) TAX MATTERS. All transfer taxes, fees and duties under applicable law, if any, incurred in connection with the transfer of assets under this Agreement shall be borne and paid by the Company, and the Company shall promptly reimburse the Buyer for any such tax, fee or duty which the Buyer is required to pay under applicable law.

                  (e) EXECUTION AND DELIVERY OF OTHER DOCUMENTS. Upon either party's request, the other party shall execute and deliver any and all additional documents which may be necessary, appropriate or desirable to further effectuate or to evidence or perfect the transfer and assignment to the Buyer of the Transferred Assets and Assumed Obligations.

                  (f) DOCUMENTATION. At the Closing, the Company shall deliver to the Buyer all books, records, documents, drawings, papers, tapes, discs and other tangible media which reflect, embody or otherwise relate to the Transferred Assets and Assumed Obligations.

         1.2 PURCHASE PRICE DUE AT CLOSING. The aggregate purchase price for the Transferred Assets payable at Closing shall be equal to (i) the Initial Valuation multiplied by (ii) seventy percent (70%) (the "Initial Purchase Price"). Seventy percent (70%) of the Initial Purchase Price shall be payable to the Company at Closing in cash and thirty percent (30%) (the "Aggregate Stock Consideration") of the Initial Purchase Price shall be payable to the Company at Closing in shares of the Buyer's Common Stock, par value $.01 per share (the "Common Stock"). The number of shares of Common Stock to be delivered at Closing (the "Buyer Shares") shall be calculated by dividing the Aggregate Stock Consideration by the weighted average trading price of the Common Stock for the thirty (30) trading days immediately prior to (but not including) the Closing Date (the "Average Trading Price"); provided, however, that in the event the Average Trading Price is less than $8.50, the Average Trading Price shall be equal to $8.50, and in the event the Average Trading Price is greater than $11.50, the Average Trading Price shall be equal to $11.50; provided, further, that in the event the foregoing calculation results in any fractional share of Common Stock being payable to the Company hereunder, the Buyer shall be entitled to pay to the Company cash in lieu of such fractional share in an amount equal to such fractional share multiplied by the Average Trading Price. Cash due at the Closing to the Company pursuant to this Section 1.2(a) shall be payable by wire transfer to an account specified in writing to the Buyer not less than two (2) days prior to the Closing and stock certificates representing the Buyer Shares shall be delivered to the Company at the Closing or as soon thereafter as practicable.

         1.3 CONTINGENT PURCHASE PRICE. In addition to the Initial Purchase Price, the Buyer shall make the contingent purchase price payments (each, a "Contingent Payment") to the Company specified in this Section 1.3 in the amounts and at the times set forth below subject in each case to the achievement of the performance criteria set forth below. Seventy percent (70%) of each Contingent Payment shall be payable to the Company in cash and thirty percent (30%) (the "Contingent Stock Consideration") of each Contingent Payment shall be payable to the Company in shares of Common Stock. The number of shares of Common Stock (the "Contingent Shares") to be delivered at the time a Contingent Payment is due (each, a "Contingent Payment Closing Date") shall be calculated by dividing the Contingent Stock Consideration then due by the weighted average trading price of the Common Stock for the thirty (30) trading days immediately prior to (but not including) the Contingent Payment Closing Date (each, a "Contingent Payment Average Trading Price"); provided, however, that in the event the foregoing calculation results in any fractional share of Common Stock being payable to the Company hereunder, the Buyer shall pay to the Company cash in lieu of such fractional share in an amount equal to such fractional share multiplied by the respective Contingent Payment Average Trading Price. Cash due at the Closing to the Company pursuant to this Section 1.3 shall be payable by wire transfer to an account specified in writing to the Buyer not less than two
(2) days prior to the applicable Contingent Payment Closing Date and stock certificates representing the Contingent Shares shall be delivered to the Company on the applicable Contingent Payment Closing Date or as soon thereafter as practicable. A sample calculation made in accordance with this Section 1.3 is set forth in EXHIBIT 1.3.

                  (a) On the FIRST anniversary of the Closing, the Buyer shall pay to the Company on such anniversary a Contingent Payment equal to seven and one-half percent (7.5%) multiplied by the sum of (i) fifty percent (50%) of the Revenue Valuation and (ii) fifty percent (50%) of the Pre-Tax Valuation.

                  (b) On the SECOND anniversary of the Closing, the Buyer shall pay to the Company on such anniversary a Contingent Payment equal to seven and one-half percent (7.5%) multiplied by the sum of (i) fifty percent (50%) of the Revenue Valuation and (ii) fifty percent (50%) of the Pre-Tax Valuation.

                  (c) On the THIRD anniversary of the Closing, the Buyer shall pay to the Company on such anniversary a Contingent Payment equal to seven and one-half percent (7.5%) multiplied by the sum of (i) fifty percent (50%) of the Revenue Valuation and (ii) fifty percent (50%) of the Pre-Tax Valuation.

                  (d) On the FOURTH anniversary of the Closing, the Buyer shall pay to the Company on such anniversary a Contingent Payment equal to seven and one-half percent (7.5%) multiplied by the sum of (i) fifty percent (50%) of the Revenue Valuation and (ii) fifty percent (50%) of the Pre-Tax Valuation.

                  (e) For purposes of this Section 1.3:

                           (i) "ACQUIRED BUSINESS" shall mean the business of providing investment management and advisory services as conducted by the Company on the date hereof and to be conducted by a subsidiary of the Buyer after the Closing.

                           (ii) "ANNUAL PRE-TAX GROWTH RATE" shall mean the percentage yielded by dividing (x) the Pre-Tax Income for the most recently completed Measurement Period less the Pre-Tax Income for the Measurement Period immediately preceding such Measurement Period, by
         (y) the Pre-Tax Income for the Measurement Period immediately preceding the most recently completed Measurement Period.

                           (iii) "BASE OPERATING EXPENSES" shall be equal to $2,488,246.

                           (iv) "BASE REVENUE RUN RATE" shall be equal to the Company's annualized total revenue run rate at June 30, 2000 (calculated using the total amounts which would be payable to the Company over a one-year period based on the Company's assets under management at the close of business on June 30, 2000 and the fee schedules set forth in all investment management, advisory and subadvisory agreements in effect at the close of business on June 30,
         2000).

                           (v) "COMPOUNDED PRE-TAX GROWTH RATE" shall mean, with respect to each Measurement Period, the compound annual growth rate at which Pre-Tax Income has grown from June 30, 2000 through the end of such Measurement Period (assuming that Pre-Tax Income at June 30, 2000 is equal to the Pre-Tax Run Rate).

                           (vi) "COMPOUNDED REVENUE GROWTH RATE" shall mean, with respect to each Measurement Period, the compound annual growth rate at which Revenue has grown from June 30, 2000 through the end of such Measurement Period (assuming that Revenue at June 30, 2000 is equal to the Base Revenue Run Rate).

                           (vii) "INITIAL VALUATION" shall be equal to eight (8) times the Pre-Tax Run Rate at June 30, 2000; provided, however, that if, as of the Closing, the Closing Date Fees constitute less than ninety-five percent (95%) of the Base Fees, then the Initial Valuation shall be equal to the product of (A) eight (8) times the Pre-Tax Run Rate at June 30, 2000 multiplied by (B) the quotient determined by dividing the Closing Date Fees by the Base Fees.

                           (viii) "MEASUREMENT PERIOD" shall mean, as of any anniversary of the Closing, the one-year period commencing on July 1st of the prior calendar year and ending on June 30th of the current calendar year.

                           (ix) "OPERATING EXPENSES" shall, with respect to any Measurement Period, mean the operating expenses of the Acquired Business for such Measurement Period as determined in accordance with GAAP; provided, however, that it shall exclude any expenses related to the transactions to occur between the Buyer and the Company at Closing (including, without limitation, goodwill amortization expense) and any capital expenses authorized by the board of directors of the Acquired Business and approved by Buyer's Chief Executive Officer as a capital operating expense to be excluded for purposes of the calculation set forth in this definition.

                           (x) "PRE-TAX INCOME" shall, with respect to any Measurement Period, be equal to Revenue less (A) Operating Expenses and
         (B) an amount equal to Reserved Percentage (as defined below) multiplied by the positive difference between (x) Revenue and (y) Operating Expenses; provided, however, that for the Measurement Period preceding the Closing, "Pre-Tax Income" shall be equal to Pre-Tax Run Rate. For purposes of the foregoing, the Reserved Percentage shall be equal to (i) twenty percent (20%) in the event the Annual Pre-Tax Growth Rate for such Measurement Period is less than 15%, (ii) twenty-five percent (25%) in the event the Annual Pre-Tax Growth Rate for such Measurement Period is greater than or equal to 15% and less than 25% or (iii) thirty percent (30%) in the event the Annual Pre-Tax Growth Rate for such Measurement Period is greater than or equal to 25%; provided, however, that the Reserved Percentage with respect to any such Measurement Period may be reduced by the Board of Directors of the New Subsidiary in its sole discretion.

                           (xi) "PRE-TAX RUN RATE" shall be equal to the Base Revenue Run Rate less (A) the Base Operating Expenses and (B) an amount equal to twenty percent (20%) multiplied by the positive difference between (x) the Base Run Rate and (y) the Base Operating Expenses.

                           (xii) "PRE-TAX VALUATION" shall, for purposes of calculating any Contingent Payment, be equal to:

                                    (A)     IF the Compounded Pre-Tax Growth
                                            Rate for the most recently completed
                                            Measurement Period was less than
                                            10%, eight (8) times the Pre-Tax
                                            Income for the most recently
                                            completed Measurement Period;

                                    (B)     IF the Compounded Pre-Tax Growth
                                            Rate for the most recently completed
                                            Measurement Period was equal to or
                                            greater than 10% and less than or
                                            equal to 15%, nine (9) times the
                                            Pre-Tax Income for the most recently
                                            completed Measurement Period; or

                                    (C)     IF the Compounded Pre-Tax Growth
                                            Rate for the most recently completed
                                            Measurement Period was greater than
                                            15%, ten (10) times the Pre-Tax
                                            Income for the most recently
                                            completed Measurement Period.

                           (xiii) "REVENUE" shall, with respect to any Measurement Period, mean the total revenue of the Acquired Business for such Measurement Period as determined in accordance with GAAP; provided, however, that for the Measurement Period preceding the Closing, "Revenue" shall be equal to Base Revenue Run Rate.

                           (xiv) "REVENUE VALUATION" shall, for purposes of calculating any Contingent Payment, be equal to:

                                    (A)     IF the Compounded Revenue Growth
                                            Rate for the most recently completed
                                            Measurement Period was less than
                                            10%, two and seven-tenths (2.7)
                                            times the Revenue for the most
                                            recently completed Measurement
                                            Period;

                                    (B)     IF the Compounded Revenue Growth
                                            Rate for the most recently completed
                                            Measurement Period was equal to or
                                            greater than 10% and less than or
                                            equal to 15%, three (3) times the
                                            Revenue for the most recently
                                            completed Measurement Period; or

                                    (C)     IF the Compounded Revenue Growth
                                            Rate for the most recently completed
                                            Measurement Period was greater than
                                            15%, three and thirty-two one
                                            hundredths (3.32) times the Revenue
                                            for the most recently completed
                                            Measurement Period.

         A sample calculation of the payments contemplated by Sections 1.2 and
1.3 is attached hereto as EXHIBIT 1.3.

         1.4 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, Boston, Massachusetts at 10:00 a.m. local time on the closing date, which shall be the later of (a) August 22, 2000, or (b) five (5) business days after the fulfillment or waiver of each of the conditions set forth in Sections 8 (other than Section 8.9) and 9 (other than Section 9.5) hereof or at such other place, or an earlier or later date or time as may be mutually agreed upon by the Buyer and the Company.

         1.5 FURTHER ASSURANCES. The Buyer and the Company shall, and the Stockholders shall use their best efforts to cause the Company to, from time to time after the Closing, at the request of the other party and without further consideration, execute and deliver further instruments of transfer, assignment and assumption and take such other action as the other party may reasonably require to more effectively transfer and assign to, and vest in, the Buyer the Transferred Assets and the Assumed Obligations and all rights thereto and obligations thereof, and to fully implement the provisions of this Agreement.

         1.6 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Transferred Assets under this Agreement will be borne and paid by the Company, and the Company shall promptly reimburse the Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

         1.7 PRICE ALLOCATIONS. The Initial Purchase Price and each Contingent Payment shall be allocated among the classes of the Transferred Assets and the covenants contained in the Employment Agreements and the Non-Competition/Non-Solicitation Agreements in accordance with SCHEDULE 1.7 hereto. The Buyer and the Company shall cooperate with each other in their preparation and filing of IRS Form 8594 in connection with such allocation. The Buyer and the Company shall report such tax position, and cause their affiliates to report such tax position (whether in audits, tax returns or otherwise) consistently with such allocation.


SECTION 2.        POST-CLOSING TRANSACTIONS.

         2.1 POST-CLOSING TRANSACTIONS. In connection with or immediately following the Closing, the Buyer shall transfer all of the Transferred Assets and Assumed Obligations to a newly organized, wholly-owned corporate subsidiary of the Buyer (the "New Subsidiary"). In connection therewith, the size of the Board of Directors of the New Subsidiary shall be set at five (5) and Buyer's Chief Executive Officer shall be appointed a director and elected chairman thereof together with four (4) representatives of the management of the New Subsidiary.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS WITH RESPECT TO THE COMPANY

         3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Stockholders jointly and severally hereby make to the Buyer the representations and warranties contained in this Section 3; provided, however, that the Company jointly with each of the Stockholders, but each of the Stockholders severally and not jointly, makes the representations set forth in Sections 3.3(b) and 3.27 hereof.

         3.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of the Company's Articles of Incorporation, as amended to date (the "Articles of Incorporation"), certified by the Secretary of State of the State of California, and of the Company's By-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Incorporation or By-laws. The Company is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so licensed or qualified could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operation of the Company or the Buyer.

         3.3      CAPITALIZATION; BENEFICIAL OWNERSHIP.

                  (a) The authorized capital stock of the Company consists only of seven hundred fifty thousand (750,000) shares of Common Stock, of which one hundred seventy-four thousand two hundred thirty (174,230) shares are duly and validly authorized, issued, outstanding, fully paid and non-assessable and of which five hundred seventy-five thousand seven hundred seventy (575,770) shares are authorized but unissued. Except as set forth on SCHEDULE 3.3(a), there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock has been issued in violation of any federal or state law.

                  (b) Each of the Stockholders owns beneficially and of record the shares of the Company's capital stock set forth opposite such Stockholder's name on SCHEDULE 3.3(b) hereto, free and clear of any Claims. The Stockholders are the only beneficial or record holders of the Company's capital stock, and the capital stock shown on SCHEDULE 3.3(b) are the only shares of capital stock of the Company held by each Stockholder or with respect to which such Stockholder has any rights. Except as set forth in SCHEDULE 3.3(b) attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company's capital stock to which the Company or any of the Stockholders is a party.

         3.4 SUBSIDIARIES. Except as set forth on SCHEDULE 3.4 hereto, the Company does not have, nor has it ever had any, subsidiaries or investments in any other Person.

         3.5 AUTHORITY OF THE COMPANY. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and the Stockholders, and no other action on the part of the Company or the Stockholders is required in connection therewith.

         This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to, or as contemplated by, this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Incorporation or By-laws of the Company, each as amended to date;

                           (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction (domestic or foreign) applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except as specifically identified on SCHEDULE 3.5 hereto; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or any Persons's interest in the Company;

         provided, however, that the representations in clauses (ii) and (iii) shall not apply to investment advisory agreements to the extent that receipt of Consents from parties to such agreements are contemplated by
         Section 5.2 hereof and that the representations in clause (iii) shall not apply to any agreement listed on SCHEDULE 3.5 hereto.

         3.6      REAL AND PERSONAL PROPERTY.

                  (a) REAL PROPERTY. All of the real property owned or leased by the Company is identified on SCHEDULE 3.6(a) (herein referred to as the "Owned Real Property" or the "Leased Real Property," as the case may be, or collectively as the "Real Property").

                           (i) OWNED REAL PROPERTY. The Company does not own any real property.

                           (ii) STATUS OF LEASES. All leases of Leased Real Property by the Company are identified on SCHEDULE 3.6(a), and true and complete copies thereof have been delivered to the Buyer. Each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect. The Company is not in material default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default. To each Seller's knowledge, the other party to each of said leases is not in material default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a material default. Except as set forth on SCHEDULE 3.6(a), after giving effect to the Closing, each lease identified on
         SCHEDULE 3.6(a) will be valid and effective in accordance with its terms, with the Buyer having succeeded to all the rights and obligations of the Company thereunder.

                  (b) PERSONAL PROPERTY. Attached hereto as SCHEDULE 3.6(b) is a list of all the tangible assets of the Company (excluding each asset with a value of less than $1,000) and Intellectual Property (as such term is defined in
Section 3.14 hereof) and including as part of such Schedule, the tax basis of each such asset. Except as set forth on SCHEDULE 3.6(b) hereto, as of the date hereof, the Company owns all its assets free and clear of any Claims except for minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, taken as a whole, or interfere with the present or proposed uses thereof or the business of the Company or, after giving effect to the Closing, the Buyer. All the assets listed on SCHEDULE 1.1(a) hereto are being transferred to the Buyer and, after giving effect to such transfer, the Buyer will own all such assets free and clear of any Claims (other than those incurred by Buyer) except those set forth on SCHEDULE 3.6(b) hereto and minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, taken as a whole, or interfere with the present or proposed uses thereof. The assets listed on
SCHEDULE 3.6(b) hereto include all the material assets used in the conduct of the business of the Company as currently conducted.

         3.7      ASSETS UNDER MANAGEMENT.

                  (a) The aggregate assets under management by the Company as of March 31, 2000, are accurately set forth in SCHEDULE 3.7 hereto. In addition, set forth in SCHEDULE 3.7 is a list as of March 31, 2000, of all investment management, advisory or sub-advisory contracts setting forth the name of the client under each such contract, the amount of assets under management with respect to each such contract, the fee schedule in effect with respect to each such contract, the consent required for the assignment of each such contract other than those that by their terms terminate upon assignment (which are so identified), and the country, if other than the United States of America, of which the client is a domiciliary. Except as set forth on SCHEDULE 3.7, there have not been any material fee adjustments among such contracts in the aggregate or material adjustments in the amount of assets under management in the aggregate (excluding adjustments to reflect market movement) since March 31, 2000, and none are presently proposed to take place. Except as set forth in
SCHEDULE 3.7 and expressly described thereon, there are no contracts, arrangements or understandings pursuant to which the Company has undertaken or agreed to cap, waive or reimburse any or all fees or charges payable by any of the clients set forth in SCHEDULE 3.7 or pursuant to any of the contracts set forth in SCHEDULE 3.7. Except as is set forth in SCHEDULE 3.7 hereto, no client of the Company has expressed an intention to terminate or reduce its investment relationship with the Company (or, after giving effect to the Closing, the Buyer), or adjust the fee schedule with respect to any contract in a manner which would reduce the fee to the Company (or, after giving effect to the Closing, the fee to the Buyer) and no fact is known to any Seller with respect to any relationship with a client of the Company that adversely affects or would adversely affect any of the contracts set forth in SCHEDULE 3.7.

                  (b) Set forth in SCHEDULE 3.7 is a list of each client with which the Company has a fee based on performance or otherwise provides for compensation on the basis of a share of capital gains upon or capital appreciation of the funds (or any portion thereof) in an account of any client, together with a complete description of such fee or compensation.

                  (c) Each account to which the Company provides Investment Management Services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA Client"), have been managed by the Company such that the Company in the exercise of such management is in compliance in all material respects with the applicable requirements of ERISA. SCHEDULE 3.7 identifies each Client that is an ERISA Client with an appropriate footnote.

         3.8      FINANCIAL STATEMENTS.

                  (a) The Company has delivered to the Buyer the following financial statements, copies of which are attached hereto as SCHEDULE 3.8:

                           (i) unaudited balance sheets of the Company at December 31, 1997, December 31, 1998 and December 31, 1999, and unaudited statements of income and stockholders' equity and cash flows for each of the three (3) years then ended, in each case certified by the Company's chief financial officer. The unaudited balance sheet of the Company at December 31, 1999 (including the notes thereto) is referred to hereinafter as the "Base Balance Sheet."

                           (ii) An unaudited balance sheet of the Company at March 31, 2000, and statements of income and stockholders' equity and cash flows for the quarter then ended, in each case certified by the Company's chief financial officer.

         Said financial statements have been prepared in accordance with GAAP using the accrual method of accounting, applied consistently during the periods covered thereby (except that the Company's unaudited financial statements do not include footnote disclosure), are complete and correct and present fairly the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

                  (b) As of the date of the Base Balance Sheet, the Company did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its businesses prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to the Buyer hereunder as of the date hereof.

                  (c) As of the date hereof, the Company does not have and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except: (i) liabilities stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) liabilities reflected in Schedules furnished to the Buyer hereunder on the date hereof, (iii) immaterial liabilities incurred after the date of the unaudited balance sheet of the Company at March 31, 2000 (a copy of which is attached hereto as part of SCHEDULE 3.8) in the ordinary course of business of the Company consistent with the terms of this Agreement, or (iv) liabilities for Taxes (as such term is defined in Section 3.9 hereof) incurred after the date of the unaudited balance sheet of the Company at March 31, 2000 (a copy of which is attached hereto as part of SCHEDULE 3.8) in the ordinary course of business of the Company.

         3.9      TAXES.

                  (a) Except as set forth on SCHEDULE 3.9 hereto, the Company has paid or caused to be paid all federal, material state, material local, foreign, and other material taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, and transfer taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it, whether disputed or not (except that disputed Taxes have been paid only to the extent required pending resolution of that dispute, and the remaining amount of the disputed Taxes has been reserved for in a bank account of the Company and are not included in the Transferred Assets). Except as set forth on SCHEDULE 3.9 hereto, as of the date of this Agreement, there are no disputed Taxes. The unpaid taxes of the Company (i) did not, as of March 31, 2000, exceed the reserve for tax liability (as opposed to the reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth in the unaudited balance sheet of the Company at March 31, 2000 (as opposed to in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof and the date of the Closing in accordance with the past custom and practice of the Company in filing their Tax Returns.

                  (b) The Company has, in accordance with applicable law, filed all federal, material state, material local and foreign tax returns required to be filed by it, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, is set forth in
SCHEDULE 3.9 attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1993, the Company has delivered to the Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

                  (c) Except as set forth on SCHEDULE 3.9 hereto, neither the IRS nor any other governmental authority is now asserting or, to each Seller's knowledge, threatening to assert against the Company any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has not ever entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Except as set forth in SCHEDULE 3.9 attached hereto, there has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 3.9, no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) The Company has not ever been (or has ever had any liability for unpaid Taxes because it once was) a partner of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in
SCHEDULE 3.9, the Company has not ever filed, or has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in SCHEDULE 3.9 attached hereto, the Company is not is a party to any tax sharing agreement.

                  (f) None of the Company's payroll, property, or receipts, or other factors used in a particular state's apportionment or allocation formula results in an apportionment or allocation of business income to any state, commonwealth or other jurisdiction other than the State of California, and the Company does not have any non-business income that is allocated, apportioned or otherwise sourced to any state, commonwealth or other jurisdiction than the State of California.

         3.10 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company shown or reflected on the Company's balance sheet as of March 31, 2000, included as part of SCHEDULE 3.8, or existing at the date this representation is given (less the reserve for bad debts set forth on the Company's balance sheet as of March 31, 2000 included as part of SCHEDULE 3.8, as adjusted since such date as set forth on SCHEDULE 3.10 hereof), are valid and enforceable claims, fully collectible and subject to no set off or counterclaim. The Company does not have any accounts or loans receivable from any person, firm or corporation or other entity which is affiliated with the Company or from any director, officer, stockholder or employee of the Company except as disclosed on
SCHEDULE 3.10 hereto.

         3.11 ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3.11 attached hereto or as expressly provided for herein, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could reasonably be expected to have a material adverse effect on the Company;

                  (b) Any amendment or termination or, to each Seller's knowledge, proposed amendment or termination, whether written or oral, of any agreement listed in SCHEDULE 3.7 hereto;

                  (c) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation (i) liabilities for Taxes due or to become due, or (ii) contingent or potential liabilities relating to services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted, or (iii) contingent liabilities incurred by the Company as guarantor or otherwise with respect to the obligations of the Company or others), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that liability claims in respect of services provided shall not be deemed to be incurred in the ordinary course of business);

                  (d) Any mortgage, encumbrance, pledge or lien placed on any of the properties or assets of the Company;

                  (e) Any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                  (f) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business consistent with past practices;

                  (g) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                  (h) Any declaration, setting aside or payment of any dividend or distribution by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock, respectively;

                  (i) Any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal increases in accordance with the Company's usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (j) Any change in the identities, officers or duties of the officers or management of the Company;

                  (k) Any payment or discharge of a material lien or liability of the Company other than in the ordinary course of business consistent with the past practices of the Company;

                  (l) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees in the ordinary course of business consistent with past practices;

                  (m) Any change in accounting methods or practices, or billing or collection policies used by the Company;

                  (n) Any other transaction entered into by the Company other than transactions in the ordinary course of business consistent with past practices; or

                  (o) Any agreement or understanding, whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (n) above, except as specifically contemplated hereby.

         3.12 ORDINARY COURSE. Except as specifically contemplated by this Agreement, since the date of the Base Balance Sheet, other than with respect to transactions specifically contemplated herein, the Company has conducted its business only in the ordinary course and consistently in all material respects with its prior practices.

         3.13 BANKING RELATIONS. All of the arrangements which the Company has with any banking institution are, in all material aspects, completely and accurately summarized in SCHEDULE 3.13 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, etc.) and the person or persons authorized in respect thereof.

         3.14 INTELLECTUAL PROPERTY.

                  (a) Except as described in SCHEDULE 3.14, the Company has exclusive ownership of, or exclusive license to use, all material patent, copyright, trade secret, trademark, trade name, service mark, formulas, designs, inventions or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted. All of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to each Seller's knowledge, threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, free and clear of any claims or rights of other Person, all customer lists (subject to applicable confidentiality restrictions), investment or other processes, computer software, systems, data compilations, research results and other information required for or incident to its services or its business as presently conducted.

                  (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in, and material to, its businesses as presently conducted and all other items of Intellectual Property which are material to the business or operations of the Company are listed in SCHEDULE 3.14.

                  (c) All licenses or other agreements under which the Company is granted rights in items of Intellectual Property which are material to the business or operations of the Company are listed in SCHEDULE 3.14. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on SCHEDULE 3.14, all of the rights of the Company thereunder are freely assignable. To each Seller's knowledge, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to the Buyer.

                  (d) The Company has not granted rights to others in Intellectual Property owned or licensed by the Company.

                  (e) The Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its services and rights in and to other Intellectual Property. Except as set forth in SCHEDULE 3.14 hereto, the Company has required all employees having access to valuable proprietary or non-public information of the Company to execute agreements under which such employees are required to maintain the confidentiality of all proprietary or confidential information of the Company. The Company has not made any of such information available to any person other than employees of the Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company.

                  (f) The present and contemplated business, activities and products of the Company do not infringe any rights of any other person in Intellectual Property. No proceeding charging the Company with infringement of any Intellectual Property of any other person or entity has been filed or, to each Seller's knowledge, is threatened to be filed. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of the Company. Except as set forth in SCHEDULE 3.14, neither the Company nor, to each Seller's knowledge, any of the Company's employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the Company's employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

         3.15 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses expressly contemplated hereby or described in SCHEDULE 3.6(A),
SCHEDULE 3.7, SCHEDULE 3.14, SCHEDULE 3.15 or SCHEDULE 3.24 attached hereto (true and complete copies of which have been delivered to the Buyer), the Company is not a party to or subject to:

                  (a) any investment management or investment advisory or sub-advisory contract or any other contract for the provision of investment management or other similar services;

                  (b) any plan or contract providing for bonuses, pensions, options, stock (or beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

                  (c) any employment contract or contract for services which is not terminable at will by the Company without liability for any penalty or severance payment (except for regular payments in arrears for services rendered under contracts which require payment for services rendered to the date of such termination);

                  (d) any contract or agreement for the purchase of any assets, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

                  (e) any other contracts or agreements creating any obligations of the Company of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (f) any contract or agreement not made in the ordinary course of business (including, without limitation, any contract for the sale of all or any material portion of the assets of the Company or any contract for the purchase of all or any material portion of the assets of any other entity (other than the agreements contemplated by this Agreement));

                  (g)      any contract with any solicitor or sales agent;

                  (h) any contract containing covenants limiting the freedom of the Company (or its affiliates) to compete in any line of business or with any person or entity;

                  (i) any license agreement (as licensor or licensee) other than readily available, "off-the-shelf" software licenses;

                  (j) any agreement providing for the borrowing or lending of money, and the Company does not have any obligations: (i) for borrowed money,
(ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) under leases that would, in accordance with generally accepted accounting principles, appear on the balance sheet of the lessee as a liability, (v) secured by a lien, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another person or entity; or

                  (k) any other material contract or agreement to which the Company is a party or by which either of them is bound.

         Each of the contracts described in SCHEDULE 3.6(a), SCHEDULE 3.7,
SCHEDULE 3.14, SCHEDULE 3.15 or SCHEDULE 3.24 attached hereto is valid and effective in accordance with its respective terms, and there is not, under any such contract, an existing material breach or event by the Company or, to each Seller's knowledge, other parties thereto which, with the giving of notice or the lapse of time or both, would become such a breach. The Company has complied and is in compliance with the client's guidelines and restrictions set forth in any contract described in SCHEDULE 3.7, including, without limitation, any limitation set forth in the applicable prospectus, offering memorandum or marketing material for a collective investment vehicle or governing documents for any client. In the event the consents set forth on SCHEDULE 3.5 and SCHEDULE
3.7 are obtained, and after giving effect to the Closing, each such contract will remain valid and effective in accordance with its respective terms, and the Buyer will be entitled to all rights and remedies thereunder to which the Company is entitled on the date hereof, or such contract will have been replaced by a new contract with the same party or parties on terms at least as favorable to the Buyer as the terms of the present contract are to the Company. The Company is not bound by any agreement, contract or arrangement which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Buyer or the Company.

         3.16 LITIGATION. There is no litigation or legal or other actions, suits, proceedings or, to each Seller's knowledge, investigations, at law or in equity, or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code or any action, suit, proceeding or investigation under any foreign, federal or state securities law, rule or regulation), in which any Seller or, to each Seller's knowledge, any officer, director, stockholder or employee thereof is engaged, or, to each Seller's knowledge, with which any of them is threatened, in connection with the business, affairs, properties or assets of the Company, or which might call into question the validity or hinder the enforceability or performance of this Agreement, or of the other agreements, documents and instruments contemplated hereby and the transactions contemplated hereby and thereby. There are no proceedings pending, or to each Seller's knowledge, threatened, relating to the termination of, or limitation of, the rights of the Company under its registration under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser, or any similar or related rights under any registrations or qualifications with various states or other jurisdictions, or under any other Investment Laws and Regulations.

         3.17 COMPLIANCE WITH LAWS. The Company is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, the Advisers Act, the Commodity Exchange Act, ERISA, the Exchange Act, the Investment Company Act, and the Securities Act and the regulations promulgated under each of them; the rules and regulations of self-regulatory organizations including, without limitation, the NASD and each applicable exchange (as defined under the Exchange Act); and all other foreign, federal or state securities laws and regulations applicable to the business or affairs or properties or assets of the Company (collectively "Investment Laws and Regulations"). No Seller or, to each Seller's knowledge, any officer, director, stockholder or employee thereof, is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any foreign, federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority relating to any aspect of the business or affairs or properties or assets of the Company or which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the Form ADV of the Company. None of the Company or any officer, director, stockholder or employee thereof, is charged or, to each Seller's knowledge, threatened with, or under investigation with respect to, any violation of any provision of foreign, federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, including, without limitation, any Investment Laws and Regulations, affecting the Company or the transactions contemplated hereby or which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the Form ADV of the Company.

         3.18 INSURANCE. The Company has in full force and effect the insurance with respect to its businesses, properties and assets (including, without limitation, errors and omissions liability insurance), and all bonds required by ERISA and by any contract to which the Company is a party, listed on SCHEDULE
3.18 hereto. The Company is not in material default under any such insurance policy.

         3.19 POWERS OF ATTORNEY. Except as is otherwise contemplated herein, neither the Company nor any Stockholder has any outstanding power of attorney with respect to any shares of the Company's capital stock.

         3.20 FINDER'S FEE. Except for the Company's arrangement with PaineWebber Incorporated which shall not be included in the Assumed Obligations hereunder, no Seller has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.21 BUSINESS; REGISTRATIONS.

                  (a) Except as disclosed in SCHEDULE 3.21(a) hereto, the Company is and has, since its inception, been engaged solely in the business of providing Investment Management Services. The Company does not provide Investment Management Services to (i) any issuer that is an investment company (within the meaning of the Investment Company Act) other than the one investment company listed in SCHEDULE 3.21(a), (ii) any issuer affiliated with any Seller that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of
Section 3(c)(11) of the Investment Company Act, or (iii) any issuer affiliated with any Seller that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

                  (b) The Company is and has, since September 3, 1982, been duly registered as an investment adviser under the Advisers Act. The Company is duly registered, licensed and qualified as an investment adviser in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business and where the failure to be so registered, licensed or qualified could reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance with all foreign, federal and state laws requiring registration, licensing or qualification as an investment adviser and has currently effective notice filings in each of the jurisdictions listed in
SCHEDULE 3.21(b). The Company has delivered to the Buyer, true and complete copies of its most recent Form ADV, as amended to date, and has made available copies of all foreign and state registration forms, likewise as amended to date. The information contained in such forms was true and complete at the time of filing and the Company has made all amendments to such forms as it is required to make under any applicable laws. The information contained in the Company's most recent Form ADV, as amended to date, is true and complete as of the date hereof. Neither the Company nor, to each Seller's knowledge, any person "associated" (as defined under the Advisers Act) with the Company, has been convicted of any crime or is or has engaged in any conduct that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or would need to be disclosed pursuant to Rule 206(4)-4(b) thereunder, and to each Seller's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation. The Company is not subject to any limitation imposed in connection with one or more of the Licenses which could reasonably be expected to have a Material Adverse Effect on the Company or the Buyer. The Company is not a "broker" or "dealer" within the meaning of the Exchange Act, or a "commodity pool operator" or "commodity trading adviser" within the meaning of the Commodity Exchange Act. None of the Company or its officers and employees is required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the NASD or the securities commission of any state or any self-regulatory body. Except as described in SCHEDULE 3.18(b), no person other than a full-time employee of the Company renders Investment Management Services to or on behalf of, or solicits clients with respect to, the provision of Investment Management Services by, the Company.

                  (c) The Company does not have any investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Advisers
Act).

                  (d) The only place of business (within the meaning of Rule 203A-3(b) under the Advisers Act) of the Company is its principal office in Menlo Park, California.

         3.22 CORPORATE RECORDS; COPIES OF DOCUMENTS. The record books of the Company accurately record all corporate action taken by its stockholders and board of directors and committees, as applicable, and true and complete copies of the originals of such documents have been made available to the Buyer for review. The Company and the Stockholders have made available for inspection and copying by the Buyer and its counsel true and correct copies of all documents referred to in this Agreement or in the Schedules delivered to the Buyer in connection herewith.

         3.23 TRANSACTIONS WITH INTERESTED PERSONS. Except as disclosed on
SCHEDULE 3.23 hereto, neither the Company nor any stockholder, officer, supervisory employee or director of the Company or, to any Seller's knowledge, any of their respective spouses or family members, is a party to any material transaction or material contract or arrangement with the Company, or owns directly or indirectly in an individual or joint basis any interest (excluding passive investments in the shares of any enterprise which are publicly traded provided his or her holdings therein, together with any holdings of his or her affiliates and family members, do not exceed one percent (1%) of the outstanding shares of comparable interest in such entity) in, or serves as an officer or director or in another similar capacity of, any competitor or client of the Company , or any organization which has a material contract or arrangement with the Company (in each case, other than as expressly contemplated hereby).

         3.24 EMPLOYEE BENEFIT PROGRAMS.

                  (a) SCHEDULE 3.24 hereto lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the date of the Closing.

                  (b) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (c) The Company does not know, and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company or the Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

                  (d) Neither the Company nor any ERISA Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or by any similar provision of state law) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for the Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

                  (f)      For purposes of this section:

                           (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code
         Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                           (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                           (iii) An entity is an "ERISA Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         3.25     LIST OF DIRECTORS, OFFICERS AND EMPLOYEES.

                  (a) SCHEDULE 3.25(a) hereto contains a true and complete list of all current directors and officers of the Company. In addition, SCHEDULE 3.25(a) hereto contains a list of all managers and employees of, and consultants to, the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ended December 31, 1999, in excess of $75,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

                  (b) The Company employs thirteen full-time employees and one part-time employee and generally enjoys good employer-employee relationships. Except as set forth in SCHEDULE 3.25(b) hereto (or SCHEDULE 3.15 or SCHEDULE
3.24 hereto), the Company does not have any obligation, contingent or otherwise, under (a) any employment, collective bargaining or other labor agreement, (b) any written or oral agreement containing severance or termination pay arrangements, (c) any deferred compensation agreement, retainer or consulting arrangements, (d) any pension or retirement plan, any bonus or profit-sharing plan, any stock option or stock purchase plan, or (e) any other employee contract or non-terminable (whether with or without penalty) employment arrangement (each an "Employment Arrangement"). The Company is not in default with respect to any material term or condition of any Employment Arrangement nor will the Closing (or the transactions contemplated hereby) result in any such default, including, without limitation, after the giving of notice, lapse of time or both. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth on SCHEDULE 3.25(b) hereto, upon termination of the employment of any of said employees, the Company would not, by reason of the transactions contemplated under this Agreement or anything done prior to the Closing, be liable to any of said employees for so-called "severance pay" or any other payments. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Section 280G of the Code. The Company does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no and have never been any charges or, to each Seller's knowledge, threatened charges of employment discrimination or unfair labor practices against or involving the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure that might have an adverse effect on the Company or the Buyer or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. Except as set forth on SCHEDULE 3.25(b), the Company has in place all employee policies required by applicable laws, rules and regulations, and there have been no material violations or alleged violations of any of such policies. Neither the Company nor any Stockholder has received any notice indicating that any of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         3.26 NON-FOREIGN STATUS. The Company is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

         3.27 TRANSFER OF SHARES OR INTERESTS. Except as set forth on SCHEDULE
3.27 hereto, no holder of stock of the Company has at any time transferred any of such stock to any employee of the Company or other Person, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

         3.28 STOCK REPURCHASE. Except as set forth on SCHEDULE 3.28, the Company has not redeemed or repurchased any of its capital stock.

         3.29 CODE OF ETHICS. The Company has a written policy regarding insider trading and a Code of Ethics which complies with all applicable provisions of Rule 17j-1 promulgated under the Investment Company Act and Section 204A of the Advisers Act , respectively, a copy of which has been delivered to the Buyer prior to the date hereof. All employees of the Company have executed acknowledgments that they are bound by the provisions of such Code of Ethics and insider trading policy. The policies of the Company with respect to avoiding conflicts of interest are as set forth in the Company's most recent Form ADV or incorporated by reference therein. Except as set forth on SCHEDULE 3.29 hereto, there have been no material violations or allegations of material violations of such Code of Ethics, insider trading policy or conflicts policy.

         3.30 HART-SCOTT-RODINO REPRESENTATION. Neither the Company nor any Stockholder thereof is a person with annual net sales or total assets of $10 million or more, in each case as defined in the HSR Act.


SECTION 4.        SEVERAL REPRESENTATIONS AND WARRANTIES OF
                  STOCKHOLDERS.

         As a material inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally makes to the Buyer each of the representations and warranties set forth in this Section 4 with respect to such Stockholder; provided, however, that Ms. Torres does not make the representation set forth in Section 4.8 hereto.

         4.1 COMPANY SHARES. Such Stockholder owns of record and beneficially the number of the shares of the Company's capital stock set forth opposite such Stockholder's name in SCHEDULE 3.3(b) (the "Company Shares") and such Company Shares are duly authorized, validly issued, fully paid, non-assessable and free and clear of any and all Claims. The Company Shares set forth opposite such Stockholder's name in SCHEDULE 3.3(b), if any, are, except as reflected in SCHEDULE 3.3(b), the only shares of capital stock held by such Stockholder or with respect to which such Stockholder has any rights in the Company.

         4.2 AUTHORITY. Such Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to, or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with its respective terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                           (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any Claim on any assets of the Company.

         4.3 OWNERSHIP OF COMPANY INTERESTS. The interests in the Company shown as owned by each Stockholder in the records set forth in SCHEDULE 3.3(b) constitute all the interests in the Company or rights to purchase shares of the capital stock of the Company which are held by such Person, directly or indirectly.

         4.4 FINDER'S FEE. Except as provided in Section 3.20, such Stockholder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         4.5 INVESTMENT ADVISORY REPRESENTATION. Except for his own account and advice given in a director or trustee capacity to a charitable organization (which positions and organizations are set forth on SCHEDULE 4.5) or given to such Stockholder's spouse, children, grandchildren, parents and siblings and which such Stockholder is managing without a fee or any other remuneration, such Stockholder does not provide investment advisory or investment management services to any person or entity, other than on behalf of the Company pursuant to an investment advisory agreement between the Company and a client thereof.

         4.6      AGREEMENTS.

                  (a) Such Stockholder is not a party to any employment, non-competition, trade secret or confidentiality agreement, arrangement, understanding or obligation with or to any party other than the Company. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of the Company or to such Stockholder's rights and obligations as a stockholder, director, officer or employee of the Company.

                  (b) Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any interest (excluding passive investments in the shares of any enterprise which are publicly traded, provided his or her holdings therein, together with any holdings of his or her Affiliates and family members, are less than one percent (1%) of the outstanding shares of comparable interest in such entity) in, or serve as an officer or director of, any organization which has a contract or arrangement with the Company or which could be considered a competitor of the Company. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company to which such Stockholder is a party.

         4.7 EMPLOYMENT DATA. Such Stockholder's (i) date of birth, and (ii) date of commencement of employment with the Company are both accurately reflected in SCHEDULE 4.7.

         4.8 GOOD HEALTH. Such Stockholder represents that he or she is in good health to his or her knowledge.


SECTION 5.        COVENANTS OF THE SELLERS.

         5.1 MAKING OF COVENANTS AND AGREEMENTS. The Sellers jointly and severally hereby make the covenants and agreements set forth in this Section 5 and the Stockholders agree to cause the Company to comply with such agreements and covenants.

         5.2 CLIENT CONSENTS.

                  (a) As soon as reasonably practicable after the date hereof, but in any event on or prior to June 16, 2000, the Company shall notify each of its clients of the transactions contemplated hereby and by the other agreements, documents and instruments contemplated hereby. Except with respect to the investment company client listed in SCHEDULE 3.21(a), such notice shall be in the form of EXHIBIT 5.2 hereto (with such changes thereto as may be agreed to by Buyer in writing).

                  (b) On or prior to August 4, 2000, the Company shall send to each client who was sent, but who has not by such date returned, a notice in the form of EXHIBIT 5.2, countersigned indicating consent to the assignment of such client's contract as contemplated hereby, a second notice in form and substance reasonably acceptable to Buyer.

                  (c) The Company shall use commercially reasonable best efforts to, and the Stockholders shall use commercially reasonable best efforts to cause the Company to, obtain consents from the Company's clients (or, in the case of clients whose contracts terminate upon their assignment, new contracts with the Buyer effective after giving effect to the Closing on substantially equivalent terms) in the manner contemplated by this Section 5.2, including, without limitation, a new contract effective after giving effect to the Closing, between the Buyer and each of the Company's clients (including, without limitation, pursuant to a subadvisory relationship) which is a registered investment company.

         5.3 AUTHORIZATIONS. The Company will, and the other Sellers will use best efforts to cause the Company to, obtain all authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other agreements, documents and instruments contemplated hereby, and for the Buyer to conduct the businesses presently being conducted by the Company.

         5.4 AUTHORIZATION FROM OTHERS. The Sellers will use their respective best efforts to obtain all authorizations, consents, approvals and permits of others required to permit the consummation by the Sellers of the transactions contemplated by this Agreement.

         5.5 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, except as set forth in SCHEDULE 5.5 hereto, without the prior written consent of Buyer:

                  (a) The Company will conduct its business only in the ordinary course of business, and consistent with past practices;

                  (b) The Company will not (i) make (or incur any obligation to make) any purchase, sale or disposition of any asset or property other than as specifically provided for in this Agreement, or in the ordinary course of business consistent with past practices, or (ii) subject to any Claim any of its properties or assets, nor permit any of the foregoing to exist except for minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, or interfere with the transactions contemplated by this Agreement or the present or proposed uses of such properties or assets or the business of the Company;

                  (c) The Company will not incur any contingent or fixed obligations or liabilities including, without limitation, any liability (contingent or fixed) as a guarantor or otherwise with respect to the obligations of others except, with respect to the Company, in the ordinary course of business consistent with the past practices of the Company;

                  (d) The Company will not make or incur any obligation to make a change in its Articles of Incorporation, By-laws or authorized or issued capital stock;

                  (e) The Company will not declare, set aside or pay any dividend or distribution, make (or incur an obligation to make) any other distribution in respect of its capital stock or make (or incur an obligation to make) any direct or indirect redemption, purchase or other acquisition of its stock;

                  (f) The Company will not make any change in the compensation payable or to become payable to any of the Company's officers, employees, agents or independent contractors, and the Company will not hire any directors, officers, employees or agents (other than to fill vacant positions at the Company), or enter into any collective bargaining agreement, bonus, equity, option, profit sharing, compensation, welfare, retirement, or other similar arrangement, or any employment contract;

                  (g) The Company will not make any change in its borrowing arrangements;

                  (h) The Company will use best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

                  (i) The Company will have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in
SCHEDULE 3.18 hereto or substantially equivalent insurance with any substitute insurers approved in writing by Buyer (which approvals will not be unreasonably withheld); and

                  (j) The Company will not settle any material litigation without the Buyer's consent.

         5.6 FINANCIAL STATEMENTS. The Company will furnish the Buyer with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company on a consolidated and consolidating basis within twenty-one (21) business days after each month end for each month ending more than twenty-one (21) business days prior to the Closing, in each case certified by the chief financial officer of the Company, which financial statements shall be prepared in accordance with the Company's past practices, shall be complete and correct in all material respects and shall present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of their operations for the periods covered thereby (subject to year end audit adjustments that individually and in the aggregate are not material).

         5.7 PRESERVATION OF BUSINESS AND ASSETS. Until the Closing, the Sellers shall use reasonable commercial efforts to: (a) preserve the current business of the Company, (b) maintain the present clients of the Company, in each case, on terms that are at least as favorable as the terms of the agreement between the Company and the relevant client as in effect on the date hereof, (c) preserve the goodwill of the Company, and (d) preserve any Licenses required for, or useful in connection with, the business of the Company (including without limitation all investment adviser registrations). In addition, except as expressly contemplated by this Agreement, the Stockholders shall not take any material action not in the ordinary course of business relating to the Company or which could reasonably be expected to have a material adverse effect on the transactions contemplated hereby, without the prior consent of Buyer.

         5.8 OBSERVER RIGHTS AND ACCESS. Until the Closing, the Company shall afford to the Buyer and its representatives and agents free access, during normal business hours and with reasonable notice, to the properties and records of the Company in order that the Buyer may have full opportunity to make such investigation as they shall desire for purposes consistent with this Agreement and in order that the Buyer, at its election and expense, may arrange for outside auditors to perform an audit of the books and financial records of the Company.

         5.9 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon any Seller becoming aware of the threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Sellers prior to the date hereof, of any of the representations, warranties or covenants of the Sellers contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, such Seller shall give reasonably detailed written notice thereof to the Buyer and the other Sellers, and the Sellers shall use their best efforts to prevent or promptly remedy the same.

         5.10 CONSUMMATION OF AGREEMENT. The Sellers shall use their respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by each of them under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.11 COOPERATION OF THE SELLERS. The Sellers shall cooperate with all reasonable requests of the Buyer and the Buyer's counsel in connection with the consummation of the transactions contemplated hereby, including, without limitation, providing the Buyer with all access or information necessary to permit the Buyer to verify the amounts certified by the Company pursuant to
Section 8.8 hereof, and the making of any filings required in connection of the transactions contemplated hereby.

         5.12 NO SOLICITATION OF OTHER OFFERS. Until a date which is six (6) months after a termination of this Agreement pursuant to Section 10.1 hereof for any reason other than a material breach by the Buyer of its representations, warranties or covenants set forth herein, none of the Sellers, or any of their representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information to, or enter into any agreement or transaction with, any person, other than the Buyer, relating to the possible acquisition of the Company or any of its assets, except for the sale of assets by the Company in the ordinary course of business consistent with past practices of the Company and the terms of this Agreement; provided, however, that this Section 5.12 shall be of no further force and effect in the event that the Sellers reimburse the Buyer for all of its out-of-pocket costs incurred in connection with the negotiation and execution of this Agreement and pursuit of the transactions contemplated hereby (including the reasonable fees and disbursements of its legal counsel, accountants and other advisors) in an amount not to exceed $200,000.

         5.13 CONFIDENTIALITY. The Sellers agree that, unless and until the Closing has been consummated, each of the Sellers and their officers, directors agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Sellers by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Sellers will return, and cause their respective officers, directors, agents and representatives to return, to the Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available by the Buyer to the Sellers (and their officers, directors, agents and representatives) in connection with the transaction.

         5.14 TAX RETURNS. The Sellers shall cooperate with the Buyer and cause the Company to prepare and file, on or before the due date or any extension thereof, all federal, state, local and foreign tax returns required to be filed by the Company with respect to taxable periods ending on or before the Closing, so that such returns are consistent with the provisions of this Agreement.

         5.15 POLICIES AND PROCEDURES. The Sellers shall cause the employees of the Company to cooperate with and assist in such compliance audits and regulatory reviews as may reasonably be requested by the Buyer.

         5.16 SUBSIDIARIES; INVESTMENTS IN OTHER PERSONS. Between the date of this Agreement and the Closing, none of the Sellers will take any action to acquire, form or otherwise establish any direct or indirect subsidiary of the Company or cause the Company to make any investment in any other Person.

         5.17 COMPANY'S CAPITAL STOCK. Between the date of this Agreement and the Closing, (a) the Stockholders will not permit the Company to take any action to issue any shares of its capital stock in addition to or different from the holdings shown in the records set forth in SCHEDULE 3.3(b), (b) the Stockholders will not permit the Company to take any action that will cause the shares set forth in SCHEDULE 3.3(b) to be revoked, repurchased, rescinded, terminated, liquidated, transferred, amended or modified in any manner and (c) no Stockholder will sell, assign, pledge, subject to a Claim or otherwise transfer or restrict such Person's direct or indirect interests in the Company without the prior written consent of Buyer.

         5.18 EMPLOYEE PROGRAMS. Between the date of this Agreement and the Closing, the Company will not maintain any Employee Program other than the Employee Programs listed on SCHEDULE 3.24.


SECTION 6.        REPRESENTATIONS AND WARRANTIES OF BUYER.

         6.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer hereby makes the representations and warranties to the Sellers contained in this Section 6.

         6.2 ORGANIZATION OF BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         6.3 AUTHORITY OF BUYER. The Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to or as contemplated by, this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of the Buyer and no other action on the part of the Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by the Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of the Buyer enforceable in accordance with their terms. The execution, delivery and performance by the Buyer of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any provision of the Articles of Organization or By-laws of the Buyer, each as amended to date;

                           (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to the Buyer or require the Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made, except as set forth on SCHEDULE 6.3 hereto; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, mortgage, lease, permit, order, judgment or decree to which the Buyer is a party and which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         6.4 LITIGATION. There is no litigation pending or, to its knowledge, threatened against the Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         6.5 FINDER'S FEE. Other than the fee due to Berkshire Capital Corporation upon the Closing, the Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         6.6 EXCHANGE ACT FILINGS. Each of Buyer's filings with the SEC under the Exchange Act since December 31, 1999 (including the information incorporated by reference therein) (collectively, the "SEC Filings") contained all of the information required to be contained therein pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

         6.7 COMPLIANCE WITH LAWS. Buyer is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, all federal or state securities laws relating to the business, affairs, properties or assets of Buyer, except where non-compliance therewith, in any individual instance or any series of related instances, would not have a Material Adverse Effect on the Acquired Business after giving effect to the Closing or would not prevent Buyer from consummating the transactions contemplated hereby. None of Buyer nor any officer or director thereof, is charged or, to the knowledge of Buyer, threatened with, or under investigation with respect to, any material violation of any provision of federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign which could give rise to an affirmative answer to any of the questions in Item 11, Part I of the ADV of the Acquired Business.

         6.8 NO ADVERSE CHANGE. Since March 31, 2000, there has been no material adverse change in the business condition (financial or otherwise) or results of operations of the Buyer.


SECTION 7.        COVENANTS OF BUYER.

         7.1 MAKING OF COVENANTS AND AGREEMENT. The Buyer hereby makes the covenants and agreements set forth in this Section 7.

         7.2 CONFIDENTIALITY. The Buyer agrees that, unless and until the Closing has been consummated, each of the Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Sellers with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and unless (and only to the extent required) the Buyer is otherwise required to disclose such data or information by law (including, without limitation, pursuant to the Investment Laws). Information generally known in the Company's industry or which has been disclosed to the

Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Buyer will return, and will cause its officers, directors, agents and representatives to return, to the Company (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Buyer (and its officers, directors, agents and representatives) in connection with the transaction.

         7.3 COOPERATION OF BUYER. The Buyer shall cooperate with all reasonable requests of the Company in connection with the Company's compliance with its covenants in Sections 5.2, 5.3 and 5.4 hereof.

         7.4 AUTHORIZATIONS. The Buyer will obtain all authorizations, consents, orders and approvals of federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other agreements, documents and instruments contemplated hereby, and for the Buyer to conduct the businesses presently being conducted by the Company.


SECTION 8.        CONDITIONS TO THE OBLIGATIONS OF BUYER.

         The obligation of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by the Buyer), prior to or at the Closing, of the following conditions precedent:

         8.1 LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of the Buyer, the Sellers or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could reasonably be expected to have an Material Adverse Effect on the Company or the Buyer.

         8.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Sellers contained in this Agreement and in any Schedule or Exhibit attached hereto and in each other agreement, document, instrument or certificate contemplated hereby or otherwise made in writing by any of them or made by any person authorized by them to make representations on their behalf, shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and at, as of and after giving effect to the Closing as though newly made at such time; except that the representations in Section 3.7 shall also be made with respect to assets under management and advisory contracts as of a date which is no more than ten (10) days prior to the Closing. Each and all of the agreements and conditions to be performed or satisfied by the Sellers hereunder and under the other agreements, documents and instruments contemplated hereby at or prior to the Closing shall have been duly performed in all material respects; and the Sellers shall have furnished the Buyer with a certificate or certificates dated as of the date of the Closing with respect to each of the foregoing.

         8.3 ADVISORY CONTRACT CONSENTS. The Closing Date Fees shall constitute at least eighty percent (80%) of the Base Fees. For purposes of this Agreement:

                           (i) "BASE FEES" shall mean the annual advisory fees (other than incentive or performance fees) payable to the Company under all its contracts calculated based on assets under management and the fee schedules set forth in the relevant agreements as of June 30, 2000;

                           (ii) "CLOSING DATE FEES" shall mean the sum of (x) the annual advisory fees (other than incentive or performance fees) payable to the Buyer after giving effect to the transactions contemplated hereby under all the investment management, advisory or subadvisory contracts acquired by the Buyer from the Company at Closing as and to the extent that Consent has been obtained as contemplated by this Agreement, calculated based on assets under management by the Company and the fee schedules set forth in the relevant agreements as of June 30, 2000 (as adjusted with respect to any contract included therein for the actual amount of any additions and/or withdrawals, including actual or deemed withdrawals upon a failure to Consent, since June 30, 2000 and for any amendments to the fee schedule since such date, but excluding adjustments to reflect market movement), plus (y) the annual advisory fees (other than incentive or performance fees) payable to the Buyer after the Closing attributable to new client accounts of the Company transferred to the Buyer at Closing which funded after June 30, 2000 and prior to the Closing (as calculated as of the date such accounts are funded and as adjusted for the actual amount of any additions or withdrawals, including actual or deemed withdrawals upon a failure to Consent, since that date and for any amendments to the fee schedule since such date, but excluding adjustments to reflect market movement); and

                           (iii) "CONSENT" shall mean (a) with respect to a client whose contract by its terms terminates upon the consummation of the transactions contemplated hereby, that the Buyer shall have entered into a new contract on substantially equivalent terms which contract is effective after giving effect to the Closing, (B) with respect to a client whose contract requires written consent from a party or parties thereto for it to survive the transactions contemplated hereby, that the Company shall have obtained all such written consents as may be required under such contract, and (C) with respect to a client whose contract does not require written consent from any party thereto for it to survive the transactions contemplated hereby, that the Company shall have obtained such consents as may be required under such contract (including, with respect to the requirement for contracts to include provisions requiring consent to transfer set forth under the Advisers Act, that the Company has complied with Section 5.2 hereof with respect to such contract). Notwithstanding the foregoing, no client of the Company shall be deemed to have given its Consent if such client has expressed an intent to terminate or significantly reduce its investment relationship with the Company (or after giving effect to the Closing, the Buyer) or to adjust the fee schedule with respect to one or more of its contracts in a manner that could materially reduce the fee to the Buyer from that client or contract from that payable to the Company on June 30, 2000 or the date hereof.

         At the Closing, the Company shall deliver a certificate certifying as to compliance with the foregoing, which certificate includes the calculation of compliance.

         8.4 REGISTRATION AS AN INVESTMENT ADVISER. The Company shall be registered as an investment adviser under the Advisers Act and the rules and regulations promulgated thereunder. Each employee of the Company required to be registered as an investment adviser representative (as such term is defined in Rule 203A-3(a) under the Advisers Act) shall be so registered.

         8.5 OTHER APPROVALS. Except as otherwise specifically contemplated hereby, all actions by or in respect of, or filings with, any governmental body, agency, or official or authority required to permit the consummation of the transactions contemplated hereby (so that after the Closing the Buyer shall be able to carry on the Company's business in the manner now conducted) shall have been taken, made or obtained (other than actions or filings required to be taken or made by Buyer), and any and all other material permits, approvals, consents or other actions necessary to consummate the transactions hereunder shall have been received or taken, and none of such permits, approvals or consents shall contain any provisions which, in the reasonable judgment of the Buyer, are unduly burdensome.

         8.6 EMPLOYMENT AGREEMENTS. Each of Messrs. Conway and Foster and Msses. Creighton and Williams, shall have entered into an Employment Agreement with the Buyer in the form attached hereto as EXHIBIT 8.6 (the "Employment Agreements"), and each such Employment Agreement shall be in full force and effect.

         8.7 NON-COMPETITION/NON-SOLICITATION AGREEMENTS. Each Person set forth in Item 4 set forth on SCHEDULE 3.25(a) shall have entered into a Non-Competition/Non-Solicitation Agreement with the Buyer (each a "Non Solicitation Agreement") in the form attached hereto as EXHIBIT 8.7, and each such Non Solicitation Agreement shall be in full force and effect.

         8.8 WORKING CAPITAL AND CASH. At the Closing included in the Transferred Assets shall be not less than $500,000 of Working Capital, of which at least $250,000 shall be cash. The Buyer shall be provided with a certificate from the chief financial officer of the Company at the Closing representing that the foregoing is true and correct and also certifying as to the true and correct amounts of the Company's cash on hand at the Closing, after taking into account all transaction costs of the Sellers.

         8.9 DELIVERY. Each Seller shall have executed (where applicable) and delivered to the Buyer (or shall have caused to be executed and delivered to the Buyer by the appropriate person) the following:

                  (a) certified copies of resolutions of the board of directors (and, if necessary, the shareholders) of the Company authorizing the execution of this Agreement and each of the agreements, documents and instruments contemplated hereby to which the Company is a party;

                  (b) a copy of the charter and by-laws of the Company which, in the case of the charter, is certified as of a recent date by the Secretary of State of the relevant state of incorporation;

                  (c) certificates issued by the appropriate Secretary of State of each state in which each of the Company does business certifying that each of the Company is in good standing in such state as of the most recent practicable date;

                  (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith;

                  (e) a certificate of the Secretary of the Company, certifying that the resolutions, charter and by-laws referenced in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of such corporation are those persons named in the certificate;

                  (f) an opinion from counsel to the Sellers, in substantially the form of EXHIBIT 8.9(f) hereto;

                  (g) from the Company a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code outstanding in the form attached hereto as EXHIBIT 8.9(g) attached hereto;

                  (h) such other Certificates and documents as are required hereby or are reasonably requested by the Buyer; and

                  (i) from the Company (if not previously supplied pursuant to Section 5.6 hereof), unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company for the period from March 31, 2000 through the Closing, certified by the chief financial officer of the Company, which financial statements shall be prepared in accordance with past practice using the accrual method of accounting, shall be complete and correct in all material respects and shall present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of its operations for the periods covered thereby.

         8.10 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no event or condition or events or conditions, which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, and the Buyer shall be provided with a certificate from the chief financial officer of the Company to that effect at the Closing.


SECTION 9.        CONDITIONS TO OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment (or waiver by the Company), prior to or at the Closing, of the following conditions precedent:

         9.1 NO LITIGATION; NO OPPOSITION. No judgment, injunction, order or decree enjoining or prohibiting any of the Buyer, the Sellers or other parties to this Agreement or any of the agreements, documents and instruments contemplated hereby, from consummating the transactions contemplated hereby or thereby, shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the date of the Closing before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the agreements, documents and instruments contemplated hereby, or the consummation of the transactions contemplated hereby or thereby or which could reasonably be expected to have an Material Adverse Effect on the Company or the Buyer.

         9.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of the Buyer contained in this Agreement and in any Schedule or Exhibit attached hereto and in the other agreements, documents or instruments contemplated hereby or otherwise made in writing by the Buyer or by any person authorized by the Buyer to make representations on its behalf shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Closing as though newly made at such time. Each and all the agreements and conditions to be performed or satisfied by the Buyer hereunder and under the other agreements, documents as instruments contemplated hereby at or prior to the Closing shall have been duly performed in all material respects; and the Buyer shall have furnished the Company with certificates dated as of the date of the Closing to the foregoing effect.

         9.3 ADVISORY CLIENT CONSENT. The condition set forth in Section 8.3 shall have been met.

         9.4 REGISTRATION RIGHTS AGREEMENT. The Buyer shall have entered into a Registration Rights Agreement with the Stockholders in the form attached hereto as EXHIBIT 9.4 (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect.

         9.5 DELIVERY. The Buyer shall have executed and delivered to the Company, as applicable, the following:

                  (a) certified copies of votes of the board of directors of Buyer authorizing the execution of this Agreement and each of the other agreements, documents or instruments contemplated hereby to which Buyer is a party;

                  (b) a copy of the Articles of Organization and By-laws of Buyer which, in the case of the Articles of Organization, is certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts;

                  (c) certificates issued by the Secretary of State of the Commonwealth of Massachusetts certifying that the Buyer is validly existing and in good standing in the Commonwealth of Massachusetts as of the most recent practicable date;

                  (d) true and correct copies of each of the agreements, documents and instruments contemplated hereby to which the Buyer is a party, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith by the Buyer;

                  (e) a certificate of the Secretary of Buyer certifying that the resolutions, Articles of Organization and By-laws in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of Buyer are those persons named in the certificate; and

                  (f) an opinion from Goodwin, Procter & Hoar LLP in substantially the form of EXHIBIT 9.5(f) hereto.


SECTION 10.       TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

         10.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of Buyer and the Company;

                  (b) by Buyer, pursuant to written notice by Buyer to the Sellers, if any of the conditions set forth in Section 8 of this Agreement have not been satisfied on or prior to February 9, 2001, or if it has become reasonably and objectively certain that any of such conditions, will not be satisfied on or prior to February 9, 2001; and

                  (c) by the Company, pursuant to written notice by such party to Buyer, if any of the conditions set forth in Section 9 of this Agreement have not been satisfied on or prior to February 9, 2001, or if it has become reasonably and objectively certain that any of such conditions, will not be satisfied on or prior to February 9, 2001.

         10.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1; provided, however, that (a) the provisions of this Section 10, Sections 5.12, 5.13, 7.2 and the provisions of Section 14 hereof shall survive any termination of this Agreement;
(b) nothing herein shall relieve any party from any liability for (i) any material breach of a representation or warranty contained herein (except for such representations and warranties that are qualified by their terms as to materiality, which shall be true in all respects), (ii) any failure to perform and satisfy in all material respects all of the agreements and covenants to be performed hereunder and under the agreements, documents and instruments contemplated hereby at or prior to the Closing, (iii) any failure to perform and satisfy the conditions contained in this Agreement and the other agreements, documents and instruments contemplated hereby, and (c) any party may proceed as further set forth in Section 10.3 below.

         10.3 RIGHT TO PROCEED. If the Sellers jointly or the Buyer proceed with the transactions contemplated hereby notwithstanding the fact that one or more of the conditions specified in Section 8 or Section 9, respectively, have not been satisfied, the party or parties waiving any such condition shall, by proceeding, be deemed to have waived their rights with respect to any such noncompliance with the conditions specified in Section 8 or Section 9, as the case may be.


SECTION 11.       RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing until the first anniversary of the date on which the Buyer takes delivery of its first set of consolidated audited annual financial statements which include the financial condition and results of operation of Acquired Business (the "First Audit Anniversary"), except for the representations and warranties made in Sections 3.3, 3.9, 3.24, 4.1 or 4.3, which shall survive until the expiration of the applicable statute of limitations, if any. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

         11.2 REGULATORY FILINGS. Each of the Sellers will cooperate with the Buyer to enable the Buyer and the Company to make any and all regulatory filings required by them with respect to any of them or the transactions contemplated hereby (including, by way of example and not of limitation, the filing of tax returns).


SECTION 12.       INDEMNIFICATION.

         12.1     INDEMNIFICATION BY THE SELLERS.

         The Sellers jointly and severally agree to indemnify and hold the Buyer and its respective subsidiaries and affiliates and persons serving as officers, directors, stockholders or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or a deliberate or wilful breach by any Seller of any of their representations, warranties or covenants under this Agreement or any agreement, document or instrument contemplated hereby or in any certificate, schedule or exhibit delivered pursuant hereto or thereto;

                  (b) any breach of any representation, warranty or covenant of any Seller under this Agreement or under any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach; and

                  (c) the activities, conduct, business or operation of the Company prior to the Closing, or arising out of facts, events or circumstances regarding the Company existing prior to the Closing.

         12.2 LIMITATIONS ON INDEMNIFICATION BY THE SELLERS. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 12.1 shall be subject to the following provisions:

                  (a) No indemnification shall be payable pursuant to Section 12.1(b) or 12.1(c) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 12.1 shall exceed $100,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

                  (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 12.1(b) or 12.1(c) (exclusive of any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters (whether or not the representation which is breached specifically relates to Taxes) or any claims for indemnification related to the representations and warranties set forth in Sections 3.3, 3.24, 4.1 or 4.3) after the First Audit Anniversary (the "Indemnification Cut-Off Date"); provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date; and

                  (c) No indemnification shall be payable pursuant to Section 12.1(b) or 12.1(c) above to any Buyer Indemnified Party by any Stockholder in excess of sixty percent (60) percent of such Stockholder's pro rata share of the Initial Purchase Price (based upon such Stockholder's ownership interest in the Company as set forth on SCHEDULE 3.3(b)).

         12.3 INDEMNIFICATION BY THE BUYER. The Buyer agrees to indemnify and hold the Sellers harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by the Sellers arising out of or based upon (a) fraud, intentional misrepresentation or a deliberate or wilful breach by the Buyer of any of its representations, warranties or covenants under this Agreement or any agreement, document or instrument contemplated hereby or in any certificate, schedule or exhibit delivered pursuant hereto or thereto or
(b) any breach of any representation, warranty or covenant made by the Buyer in this Agreement or in any agreement, document or instrument contemplated hereby, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         12.4 LIMITATION ON INDEMNIFICATION BY THE BUYER. Notwithstanding the foregoing, the rights of the Sellers to indemnification under Section 12.3 shall be subject to the following provisions:

                  (a) No indemnification pursuant to Section 12.3 shall be payable to the Sellers, unless the total of all claims for indemnification pursuant to Section 12.3 shall exceed $100,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof; and

                  (b) No indemnification shall be payable to the Sellers with respect to claims asserted pursuant to Section 12.3 above after the Indemnification Cut-Off Date; provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 12.5 hereof prior to the Indemnification Cut-Off Date.

         12.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder, provided that if the party seeking indemnification is a Buyer Indemnified Party it shall, at its option, either (a) provide notice of such claim to all Sellers contemporaneously or (b) provide notice of such claim to the Seller(s) from whom it elects to seek indemnification, acknowledge that it has not provided notice to all Sellers and acknowledge that the Seller(s) receiving such notice may elect to provide notice to all Sellers. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall include a copy of each material document asserting or relating to the Claim and summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within sixty (60) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         12.6 SATISFACTION OF THE SELLERS' INDEMNIFICATION OBLIGATIONS. In order to satisfy the indemnification obligations of any Seller entitled directly or indirectly to receive Contingent Payments pursuant to Section 1.3 hereof, a Buyer Indemnified Party shall have the right (in addition to collecting directly from any such Seller) to set off its indemnification claims against any and all amounts due to such Seller (or other entity of which such Seller is a beneficial owner directly or indirectly) pursuant to Section 1.3 hereof.

SECTION 13.       DEFINITIONS.

         13.1 DEFINITIONS. For purposes of this Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section 13.1:

         "ACQUIRED BUSINESS" shall have the meaning specified in Section 1.3 hereof.

         "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as the same may be amended from time to time, and any successor to such act.

         "AGGREGATE STOCK CONSIDERATION" shall have the meaning specified in
Section 1.2 hereof.

         "AGREEMENT" shall mean this Asset Purchase Agreement.

         "ANNUAL PRE-TAX GROWTH RATE" shall have the meaning specified in
Section 1.3 hereof.

         "ARTICLES OF INCORPORATION" shall have the meaning specified in Section
3.2 hereof.

         "ASSETS" means all of the assets of the Company, including, without limitation, all of the assets used in the conduct of the business of the Company.

         "ASSUMED OBLIGATIONS" means the Obligations listed on SCHEDULE 1.1(b) hereto.

         "AVERAGE TRADING PRICE" shall have the meaning specified in Section 1.2 hereof.

         "BASE BALANCE SHEET" shall mean the unaudited balance sheet of the Company at December 31, 2000 (including notes thereto).

         "BASE FEES" shall have the meaning specified in Section 8.3 hereof.

         "BASE OPERATING EXPENSES" shall have the meaning specified in Section
1.3 hereof.

         "BASE REVENUE RUN RATE" shall have the meaning specified in Section 1.3 hereof.

         "BUYER INDEMNIFIED PARTY" shall have the meaning specified in Section
12.1 hereof.

         "BUYER" shall mean Boston Private Financial Holdings, Inc., a Massachusetts corporation, or any of its permitted assigns hereunder.

         "BUYER SHARES" shall have the meaning specified in Section 1.2 hereof.

         "CLAIMS" shall mean any restrictions, liens, claims, charges, security interests, assignments, mortgages, deposit arrangements, pledges or encumbrances of any kind or nature whatsoever.

         "CLOSING" shall have the meaning specified in Section 1.4 hereof.

         "CLOSING DATE FEES" shall have the meaning specified in Section 8.3 hereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor code thereto. For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         "COMMODITY EXCHANGE ACT" shall mean the Commodity Exchange Act, 7 U.S.C. ss.1 et. seq., as the same may be amended from time to time, and any successor to such act.

         "COMMON STOCK" shall have the meaning specified in Section 1.2 hereof.

         "COMPANY" shall mean Sand Hill Advisors, Inc., a California corporation.

         "COMPANY SHARES" shall have the meaning specified in Section 14.1 hereof.

         "COMPOUNDED PRE-TAX GROWTH RATE" shall have the meaning specified in
Section 1.3 hereof.

         "COMPOUNDED REVENUE GROWTH RATE" shall have the meaning specified in
Section 1.3 hereof.

         "CONSENT" shall have the meaning specified in Section 8.3 hereof.

         "CONTINGENT PAYMENT" shall have the meaning specified in Section 1.3 hereof.

         "CONTINGENT PAYMENT AVERAGE TRADING PRICE" shall have the meaning specified in Section 1.3 hereof.

         "CONTINGENT PAYMENT CLOSING DATE" shall have the meaning specified in
Section 1.3 hereof.

         "CONTINGENT SHARES" shall have the meaning specified in Section 1.3 hereof.

         "CONTINGENT STOCK CONSIDERATION" shall have the meaning specified in
Section 1.3 hereof.

         "COPYRIGHTS" means collectively all of the following: (i) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by the Company relating to operations prior to the date hereof; (ii) all renewals of any of the foregoing; (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with or symbolized by any of the foregoing.

         "EMPLOYEE PROGRAMS" shall have the meaning specified in Section 3.24(f) hereof.

         "EMPLOYMENT AGREEMENTS" shall have the meaning specified in Section 8.6 hereof.

         "EMPLOYMENT ARRANGEMENT" shall have the meaning specified in Section 3.25(b) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor to such act.

         "ERISA AFFILIATE" shall have the meaning specified in Section 3.24(f) hereof.

         "ERISA CLIENT" shall have the meaning specified in Section 3.7(c) hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor to such act.

         "EXCLUDED ASSETS" means the Assets listed on SCHEDULE 1.1(c) hereto.

         "EXCLUDED OBLIGATIONS" means the Obligations other than the Assumed Obligations, including, without limitation, those Obligations of the Company listed on SCHEDULE 1.1(c) hereto.

         "EXHIBITS" shall mean the exhibits attached to and made a part of this Agreement.

         "FIRST AUDIT ANNIVERSARY" shall have the meaning specified in Section
11.1 hereof.

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFICATION CUT-OFF DATE" shall have the meaning specified in
Section 12.2(b) hereof.

         "INITIAL PURCHASE PRICE" shall have the meaning specified in Section
1.2 hereof.

         "INITIAL VALUATION" shall have the meaning specified in Section 1.3 hereof.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.14(a).

         "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as the same may be amended from time to time, and any successor to such act.

         "INVESTMENT LAWS AND REGULATIONS" shall have the meaning set forth in
Section 3.17 hereof.

         "INVESTMENT MANAGEMENT SERVICES" shall mean any services which involve
(a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds), and activities related or incidental thereto.

         "IRS" shall mean the Internal Revenue Service.

         "KNOW HOW" means trade secrets, confidential or proprietary information, inventions, technical data, drawings, prints, plans, specifications, methods, processes, systems, records, data and other information or documentation, whether patentable or not, related to the Transferred Intellectual Property and/or the business of the Company.

         "LEASED REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

         "LICENSES" means permits, registrations, licenses, franchises, certifications and other approvals.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such Person.

         "MEASUREMENT PERIOD" shall have the meaning specified in Section 1.3 hereof.

         "MULTIEMPLOYER PLAN" shall have the meaning specified in Section 3.24(f) hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NEW SUBSIDIARY" shall have the meaning specified in Section 2.1 hereof.

         "NON SOLICITATION AGREEMENT" shall mean a Non-Competition/Non-Solicitation Agreement substantially in the form attached hereto as EXHIBIT 8.7.

         "OBLIGATIONS" means all of the obligations of the Company whether or not known, contingent or matured as of the date hereof.

         "OPERATING EXPENSES" shall have the meaning specified in Section 1.3 hereof.

         "OWNED REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

         "PATENTS" means collectively all of the following: (i) all patents and patent applications now owned or hereafter created or acquired by the Company (relating to operations prior to the date hereof) and patentable inventions;
(ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (iii) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;
(iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with any of the foregoing.

         "PERSON" means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "PRE-TAX INCOME" shall have the meaning specified in Section 1.3 hereof.

         "PRE-TAX RUN RATE" shall have the meaning specified in Section 1.3 hereof.

         "PRE-TAX VALUATION" shall have the meaning specified in Section 1.3 hereof.

         "REAL PROPERTY" shall have the meaning specified in Section 3.6(a) hereof.

         "REGISTRATION RIGHTS AGREEMENT" shall mean a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT 9.4.

         "REVENUE" shall have the meaning specified in Section 1.3 hereof.

         "REVENUE VALUATION" shall have the meaning specified in Section 1.3 hereof.

         "SCHEDULES" shall mean the schedules attached to and made a part of this Agreement.

         "SEC" shall mean the Securities and Exchange Commission, or any successor agency thereto.

         "SEC FILINGS" shall have the meaning specified in Section 6.6 hereof.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as the same may be amended from time to time, and any successor to such act.

         "SELLERS" shall mean the Company and the Stockholders.

         "STOCKHOLDERS" shall mean the stockholders of the Company.

         "TAXES" shall have the meaning specified in Section 3.9(a) hereof.

         "TAXING AUTHORITY" shall have the meaning specified in Section 3.9(c) hereof.

         "TRADEMARKS" means collectively all of the following owned as of the date hereof by the Company: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with or symbolized by any of the foregoing.

         "TRANSFERRED ASSETS" means the Assets other than the Excluded Assets, which assets include all of the Assets used in the Company's investment management business, including, without limitation, those Assets of the Company listed on SCHEDULE 1.1(a) hereto.

         "TRANSFERRED INTELLECTUAL PROPERTY" means the Intellectual Property set forth on SCHEDULE 3.14 hereto. The Company represents and warrants that said
SCHEDULE 3.14 includes all the Patents, Copyrights, Trademarks, Know-How and Licenses owned by the Company or other Persons and which are used in the conduct of the Company's business.

         "WORKING CAPITAL" shall mean the current assets included in the Transferred Assets reduced by the current liabilities included in the Assumed Obligations, as determined using the accrual based method of accounting in accordance with GAAP, consistently applied.


SECTION 14.       MISCELLANEOUS.

         14.1     FEES AND EXPENSES.

                  (a) The Buyer shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby. The Sellers shall pay their own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby.

                  (b) The Sellers will pay all costs incurred by the Company, whether at or subsequent to the Closing, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company transferred to the Buyer as contemplated by this Agreement.

         14.2 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted to JAMS for final and binding arbitration pursuant to JAMS' Arbitration Rules. Any such arbitration shall be conducted in Boston, Massachusetts or San Francisco, California. Such proceedings shall be guided by the following agreed upon procedures:

                  (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                  (b)      no other discovery;

                  (c)      hearings before the neutral arbitrator; and

                  (d) decision to be rendered not more than ten (10) days following such hearings.

         14.3 WAIVERS. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; PROVIDED, HOWEVER, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

         14.4 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         14.5 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

         TO THE BUYER:                  Boston Private Financial Holdings, Inc.
                                        Ten Post Office Square
                                        Boston, MA 02109
                                        Attn:  Mr. Walter M. Pressey
                                        Facsimile No.:  (617) 912-4557
                  with a copy to:       Goodwin, Procter & Hoar  LLP
                                        Exchange Place
                                        Boston, MA 02109-2881
                                        Attn: William P. Mayer, Esq.
                                        Facsimile No.: (617) 523-1231


         TO THE SELLERS:                Sand Hill Advisors, Inc.
                                        3000 Sand Hill Road
                                        Building 3, Suite 150
                                        Menlo Park, CA  94025
                                        Attn: Mr. Gary Conway
                                        Facsimile No.: (650) 854-2941

                   with a copy to:      Shartsis, Friese & Ginsburg LLP
                                        One Maritime Plaza, 18th Floor
                                        San Francisco, CA  94111
                                        Attn: Christopher J. Rupright, Esq.
                                        Facsimile No.: (415) 421-2922

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         14.6 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         14.7 ASSIGNABILITY; BINDING EFFECT. This Agreement or any of the obligations or rights hereunder (i) may not be assigned by the Buyer without the prior written consent of the Company other than to an entity under the direct or indirect control of Boston Private Financial Holdings, Inc., and (ii) may not be assigned by any of the Sellers without the prior written consent of the Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

         14.8 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         14.9 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed (a) in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and (b) by facsimile.

         14.10 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by the Buyer and the Company, or in the case of a waiver, the party waiving compliance.

         14.11 PUBLICITY AND DISCLOSURES. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of the Buyer and the Company, which consent shall not be unreasonably withheld, except as is otherwise required by applicable laws, rules and regulations (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder).

         14.12 CONSENT TO JURISDICTION. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the Commonwealth of Massachusetts or the State of California for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 14.5 hereof. The parties agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law and shall affect the right of a party to service legal process or to bring any action or proceeding in the carts of other jurisdictions.


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                                       52

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


BUYER:                          BOSTON PRIVATE FINANCIAL HOLDINGS,
                                INC.


                                By:    /s/ TIMOTHY L. VAILL
                                       ------------------------------------
                                Name:  Timothy L. Vaill
                                Title: Chairman and Chief Executive Officer


COMPANY:                        SAND HILL ADVISORS, INC.


                                By:    /s/ GARY K. CONWAY
                                       ------------------------------------
                                Name:  Gary K. Conway
                                Title: President


STOCKHOLDERS:                   GARY K. CONWAY


                                /s/ GARY K. CONWAY
                                -------------------------------------------


                                JANE H. WILLIAMS


                                /s/ JANE H. WILLIAMS
                                -------------------------------------------


                                ROWLAND R. FOSTER


                                /s/ ROWLAND R. FOSTER
                                -------------------------------------------


                                JANE E. CREIGHTON


                                /s/ JANE E. CREIGHTON
                                -------------------------------------------


                                CONNIE B. TORRES


                                /s/ CONNIE B. TORRES
                                -------------------------------------------